Exhibit 1
Recent Developments update dated January 18, 2006

Recent Developments
Exhibit 1
Recent Developments Update Dated January 18, 2006
     The information included in this section supplements the information about the Republic of Italy that is contained in Exhibit D to the Republic’s annual report on Form 18-K, as amended, for the fiscal year ended December 31, 2003. To the extent that the information included in this section differs from the information set forth in the annual report, you should rely on the information in this section.
The Italian Economy
     Based on ISTAT data, Italy’s real GDP increased at a seasonally adjusted rate of 0.3 per cent in the third quarter of 2005 and grew at an annual rate of 0.1 per cent during the year ended September 30, 2005. Italy’s seasonally adjusted average unemployment rate was stable at 7.7 per cent during the second and third quarters of 2005, from 7.8 per cent during first quarter of 2005. Consumer prices, as measured by the harmonized EU consumer price index, increased at an annual rate of 2.0 per cent during the twelve months ended December 31, 2005.
Public Finance
The 2004 Stability and Growth Program
     In December 2005 Italy presented the update to its stability and growth program for the period 2005-2009 (“2005 Stability Program”) to the EU Commission. The following table compares the principal finance indicators included in the 2004 Stability Program and the 2005 Stability Program:
COMPARATIVE TABLE
2004 STABILITY PROGRAM AND 2005 STABILITY PROGRAM TARGETS

	2004	2005	2006	2007	2008
Real GDP growth rate
2004 Stability Program	1.2	2.1	2.2	2.3	2.3
2005 Stability Program	1.2	—	1.5	1.5	1.7
Difference	—	(2.1)	(0.7)	(0.8)	(0.6)
Net Borrowing, as a % of GDP
2004 Stability Program	2.9	2.7	2.0	1.4	0.9
2005 Stability Program	3.2	4.3	3.5	2.8	2.1
Difference	0.3	1.6	1.5	1.4	1.2
Public Debt, as a % of GDP
2004 Stability Program	106.0	104.1	101.9	99.2	98.0
2005 Stability Program	106.5	108.5	108.0	106.1	104.4
Difference	0.5	4.4	6.1	6.9	6.4

Source: 2005 Stability Program
Public Debt — External Bonds of the Treasury
     The following table shows the external bonds of the Treasury issued and outstanding as of December 31, 2005.
EXTERNAL BONDS OF THE TREASURY
AS OF DECEMBER 31, 2005

		Initial Public			Original Principal	Principal Amount
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	Equivalent in euro
US$(1)

$3,500,000,000	6.875%	98.725%	September 27, 1993	September 27, 2023	3,500,000,000	3,500,000,000	2,966,855,980
$1,500,000,000	6.025%-6.88%	100.000%	March 5, 1996	Mar 5, 2004/12	1,500,000,000	1,500,000,000	1,271,509,706
$750,000,000	5.81%-6,70%	100.000%	March 5, 1996	Mar 5, 2002/10	750,000,000	750,000,000	635,754,853
$1,500,000,000	5.97% -6.25%	100.000%	December 20, 1996	Dec 20, 2004/12	1,500,000,000	1,500,000,000	1,271,509,706
$2,500,000,000	6.000%	99.755%	May 29, 1998	May 29, 2008	2,500,000,000	2,500,000,000	2,119,182,843
$2,000,000,000	6.000%	99.274%	February 22, 2001	February 22, 2011	2,000,000,000	2,000,000,000	1,695,346,274
$2,000,000,000	5.250%	99.506%	April 5, 2001	April 5, 2006	2,000,000,000	2,000,000,000	1,695,346,274
$3,000,000,000	4.375%	99.468%	October 25, 2001	October 25, 2006	3,000,000,000	3,000,000,000	2,543,019,412
$2,000,000,000	4.375%	98.007%	January 28, 2002	October 25, 2006	2,000,000,000	2,000,000,000	1,695,346,274
$2,000,000,000	5.625%	99.893%	March 1, 2002	June 15, 2012	2,000,000,000	2,000,000,000	1,695,346,274
$1,000,000,000	5.625%	99.392%	May 8, 2002	June 15, 2012	1,000,000,000	1,000,000,000	847,673,137
$300,000,000	3 mth libor - 0.065%	100.000%	August 1, 2002	August 1, 2007	300,000,000	300,000,000	254,301,941
$3,000,000,000	3.625%	99.721%	September 4, 2002	September 4, 2007	3,000,000,000	3,000,000,000	2,543,019,412
$3,000,000,000	2.500%	99.767%	January 30, 2003	March 31, 2006	3,000,000,000	3,000,000,000	2,543,019,412
$2,000,000,000	5.375%	98.436%	February 27, 2003	June 15, 2033	2,000,000,000	2,000,000,000	1,695,346,274
$2,000,000,000	4.375%	99.694%	February 27, 2003	June 15, 2013	2,000,000,000	2,000,000,000	1,695,346,274
$1,250,000,000	3.25%	99.949%	May 6, 2003	May 6, 2008	1,250,000,000	1,250,000,000	1,059,591,422
$2,000,000,000	99.52%	99.521%	July 3, 2003	July 15, 2008	2,000,000,000	2,000,000,000	1,695,346,274
$3,000,000,000	2.75%	99.901%	November 13, 2003	December 15, 2006	3,000,000,000	3,000,000,000	2,543,019,412
$100,000,000	4.17%	100.000%	November 14, 2003	November 15, 2010	100,000,000	100,000,000	84,767,314
$100,000,000	4.06%	100.000%	December 9, 2003	December 9, 2010	100,000,000	100,000,000	84,767,314
$2,000,000,000	2.75%	100.239%	January 14, 2004	December 15, 2006	2,000,000,000	2,000,000,000	1,695,346,274

		Initial Public			Original Principal	Principal Amount
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	Equivalent in euro
$2,000,000,000	3.25%	99.515%	March 3, 2004	May 15, 2009	2,000,000,000	2,000,000,000	1,695,346,274
$2,000,000,000	3.75%	99.783%	June 30, 2004	December 14, 2007	2,000,000,000	2,000,000,000	1,695,346,274
$4,000,000,000	4.50%	99.411%	January 21, 2005	January 21, 2015	4,000,000,000	4,000,000,000	3,390,692,549
$3,000,000,000	4.00%	99.932%	May 9, 2005	June 16, 2008	3,000,000,000	3,000,000,000	2,543,019,412

Euro(2)

2,500,000,000	9.250%	98.160%	March 7, 1991	March 7, 2011	2,500,000,000	2,500,000,000	2,500,000,000
1,022,583,762	3 mth libor + 0.0625%	99.887%	December 11, 1995	December 20, 2002/10	1,022,583,762	1,022,583,762	1,022,583,762
567,225,000	6.250%	100.790%	May 29, 1997	May 29, 2012	567,225,000	567,225,000	567,225,000
762,245,000	5.875%	101.594%	July 2, 1997	July 2, 2007	762,245,000	762,245,000	762,245,000
1,533,870,000	5.750%	101.663%	July 10,1997	July 10, 2007	1,533,870,000	1,533,870,000	1,533,870,000
60,000,000	FRN/FX	99.610%	October 8, 1998	October 8, 2018	60,000,000	60,000,000	60,000,000
300,000,000	Index linked	101.425%	October 15, 1998	October 15, 2018	300,000,000	300,000,000	300,000,000
1,000,000,000	CMS	99.950%	May 6, 1999	May 6, 2019	1,000,000,000	1,000,000,000	1,000,000,000
1,000,000,000	CMS	101.600%	June 28, 1999	June 28, 2029	1,000,000,000	905,000,000	905,000,000
1,000,000,000	CMS	100.750%	August 30, 1999	August 30, 2019	1,000,000,000	1,000,000,000	1,000,000,000
2,000,000,000	4.750%	99.706%	January 23, 2001	January 23, 2006	2,000,000,000	2,000,000,000	2,000,000,000
150,000,000	Zero Coupon	100.000%	February 20, 2001	February 20, 2031	150,000,000	150,000,000	150,000,000
3,000,000,000	5.750%	100.040%	July 25, 2001	July 25, 2016	3,000,000,000	3,000,000,000	3,000,000,000
400,000,000	3 mth libor - 0.06%	100.000%	January 22, 2002	January 22, 2012	400,000,000	400,000,000	400,000,000
1,000,000,000	3 mth eubor - 0.06%	100.000%	July 24, 2003	January 24, 2007	1,000,000,000	1,000,000,000	1,000,000,000
150,000,000	84.5% cms 10Y	100.000%	April 26, 2004	April 26, 2019	150,000,000	150,000,000	150,000,000
300,000,000	12 mth eubor + 0.10%	100.000%	May 31, 2005	May 31, 2035	300,000,000	300,000,000	300,000,000
720,000,000	3.546% until 2009	100.000%	June 2, 2005	June 2, 2029	720,000,000	720,000,000	720,000,000
395,000,000	3.523% until 2010	100.000%	June 2, 2005	June 2, 2030	395,000,000	395,000,000	395,000,000
200,000,000	85% * 10y Eurswap	100.000%	June 8, 2005	June 8, 2020	200,000,000	200,000,000	200,000,000
2,500,000,000	85% * 10y swap rate	100.000%	June 15, 2005	June 15, 2020	2,500,000,000	2,500,000,000	2,500,000,000
300,000,000	85.5% * 10y swap rate	100.000%	June 28, 2005	June 28, 2021	300,000,000	300,000,000	300,000,000
200,000,000	6m Eur + 1.5% (max 10X (cms10-cms2)	100.000%	November 9, 2005	November 9, 2025	200,000,000	200,000,000	200,000,000

Swiss Francs(3)

ChF 1,000,000,000	3.500%	102.900%	September 25, 1998	September 25, 2008	1,000,000,000	1,000,000,000	643,045,463
ChF 1,500,000,000	3.125%	99.825%	Jan 15,1999	July 15, 2010	1,500,000,000	1,500,000,000	964,568,195
ChF 1,000,000,000	3.625%	100.820%	January 10, 2001	January 10, 2006	1,000,000,000	1,000,000,000	643,045,463
ChF 1,000,000,000	3.000%	100.180%	February 11, 2002	August 11, 2006	1,000,000,000	1,000,000,000	643,045,463
ChF 1,000,000,000	2.000%	100.470%	January 30, 2003	April 30, 2009	1,000,000,000	1,000,000,000	643,045,463
ChF 1,000,000,000	2.000%	99.775%	August 11, 2003	February 9, 2007	1,000,000,000	1,000,000,000	643,045,463
ChF 1,000,000,000	1.750%	100.09%	February 3, 2004	March 3, 2008	1,000,000,000	1,000,000,000	643,045,463
ChF 1,000,000,000	2.750%	100.625%	July 1, 2004	July 1, 2011	1,000,000,000	1,000,000,000	643,045,463
ChF 2,000,000,000	2.500%	100.090%	February 2, 2005	March 2, 2015	2,000,000,000	2,000,000,000	1,286,090,927

Pounds Sterling(4)

£400,000,000	10.500%	100.875%	April 28, 1989	April 30, 2014	400,000,000	400,000,000	583,685,977
£1,500,000,000	6.000%	98.565%	August 4, 1998	August 4, 2028	1,500,000,000	1,500,000,000	2,188,822,414
£600,000,000	3 mth libor - 0.15%	100.000%	March 5, 2003	March 5, 2008	600,000,000	600,000,000	875,528,965
£250,000,000	5.25%	99.476%	July 29, 2004	December 7, 2034	250000000	250000000	364,803,736

		Initial Public			Original Principal	Principal Amount
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	Equivalent in euro
Norwegian Kroners(5)

NOK 2,000,000,000	6.150%	100.000%	September 25, 2002	September 25, 2012	2,000,000,000	2,000,000,000	250,469,631
NOK 2,000,000,000	4.340%	100.000%	June 23, 2003	June 23, 2015	2,000,000,000	2,000,000,000	250,469,631

Japanese Yen(6)
¥125,000,000,000	5.500%	100.000%	December 15, 1994	December 15, 2014	125,000,000,000	125,000,000,000	899,928,006
¥125,000,000,000	4.500%	100.000%	June 8, 1995	June 8, 2015	125,000,000,000	125,000,000,000	899,928,006
¥150,000,000,000	3.800%	100.000%	April 4, 1996	March 27, 2008	150,000,000,000	150,000,000,000	1,079,913,607
¥100,000,000,000	3.700%	100.000%	November 14, 1996	November 14, 2016	100,000,000,000	100,000,000,000	719,942,405
¥100,000,000,000	3.45%e	99.800%	March 24, 1997	March 24, 2017	100,000,000,000	100,000,000,000	719,942,405
¥100,000,000,000	1.800%	99.882%	February 23, 2000	February 23, 2010	100,000,000,000	100,000,000,000	719,942,405
¥100,000,000,000	0.375%	99.936%	October 10, 2001	October 10, 2006	100,000,000,000	100,000,000,000	719,942,405
¥100,000,000,000	0.375%	99.800%	April 2, 2002	October 10, 2006	100,000,000,000	100,000,000,000	719,942,405
¥100,000,000,000	0.650%	99.995%	April 14, 2004	March 20, 2009	100,000,000,000	100,000,000,000	719,942,405

Australian Dollar(7)

A$1,000,000,000	5.880%	99.803%	February 27, 2004	August 14, 2008	1,000,000,000	1,000,000,000	620,770,998

TOTAL OUTSTANDING							83,707,043,091	(8)

(1)	U.S. dollar amounts have been converted into euro at $1.1797/€1.00, the exchange rate prevailing at December 30, 2005.

(2)	External debt denominated in currencies of countries that have adopted the euro have been converted into euro at the fixed rate at which those currencies where converted into euro upon their issuing countries becoming members of the European Monetary Union.

(3)	Swiss Franc amounts have been converted into euro at ChF1.5551/€1.00, the exchange rate prevailing at December 30, 2005.

(4)	Pounds Sterling amounts have been converted into euro at £0.6853/€1.00, the exchange rate prevailing at December 30, 2005.

(5)	Norwegian Kroner amounts have been converted into euro at NOK7.985/€1.00, the exchange rate prevailing at December 30, 2005.

(6)	Japanese Yen amounts have been converted into euro at ¥138.9/€1.00, the exchange rate prevailing at December 30, 2005.

(7)	Australian Dollar amounts have been converted into euro at A$1.6109/€1.00, the exchange rate prevailing at December 30, 2005.

(8)	The amount of external bonds shown above does not take into account the effect of currency swaps that Italy often enters into in the ordinary course of the management of its debt. The following table summarizes the effects on the Treasury’s external bonds after giving effect to currency swaps.

	As of December 31, 2005
Currency	Before Swap	After Swap
US Dollars	52.15%	8.60%
Euro	25.05%	70.30%
Swiss Francs	8.07%	8.69%
Pounds Sterling	4.79%	3.41%
Norwegian Kroner	0.60%	—
Japanese Yen	8.60%	9.00%
Australian Dollar	0.74%	—
Total External Bonds (in millions of Euro)	€83,707	€88,637
Source: Ministry of Economy and Finance
Other Developments
     As previously described in the Recent Developments Update dated November 8, 2005, filed under cover of Form 18-K/A no. 2 on November 16, 2005, with reference to the IRAP case pending before the ECJ, in order to avoid material adverse effects on Italy’s regional finances, the EU Advocate General requested that the ECJ limit the effects of its ruling from a temporal standpoint by reference to a fixed date. A hearing on this matter was held in December 2005.
     In September 2005, securities litigation was commenced against the Republic of Italy and a number of investment banking firms in the U.S. District Court for the Southern District of New York. This litigation, which sought class action status, alleged among other things that the registration statements used by the Republic of Italy in connection with its issuance of approximately $25 billion of debt securities between September 2002 and April 2005 contained certain misrepresentations and omissions relating to the size of Italy’s historical budget deficits and the amount of Italy’s debt as a percentage of gross national product. In this action, the plaintiff claimed an unspecified amount of compensatory damages, plus costs and fees.
     On January 9, 2006, the plaintiff entered a notice of voluntary dismissal without prejudice in respect of this lawsuit. Pursuant to the U.S. Federal Rules of Civil Procedure, any action dismissed without prejudice may be refiled at any time by the same or by a different plaintiff.
     It is not possible to predict whether this litigation will be refiled. However, as the Republic of Italy believes that it has valid defenses to these claims, even if this action is re-commenced, the Republic of Italy does not expect that this matter will have a material adverse effect on its financial position.